UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2018

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36344	45-3174872
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 Towne Centre Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Introduction.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Ignyta, Inc. (the “Company”) on December 22, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Roche Holdings, Inc. (“Parent”) and Abingdon Acquisition Corp., a wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, on January 10, 2018, Purchaser commenced a tender offer to purchase all of the outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), at a price of $27.00 per Share, net to the seller in cash, without interest and subject to deduction for any required withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 10, 2018 (as amended, the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each has been amended or supplemented from time to time, constitute the “Offer”). The Offer to Purchase and the Letter of Transmittal were filed as Exhibit (a)(1)(i) and Exhibit (a)(1)(ii), respectively, to the Schedule TO originally filed with the SEC by Purchaser and Parent on January 10, 2018.

Item 1.02.	Termination of a Material Definitive Agreement.

On February 8, 2018, in connection with the Merger (as defined below), the Company, as borrower, terminated the Loan and Security Agreement, dated as of June 30, 2016 (as the same may from time to time have been amended, restated, or otherwise modified, the “Loan Agreement”), between and among the Company, Silicon Valley Bank, as collateral agent, and Silicon Valley Bank and Oxford Finance LLC, as lenders. The Company previously filed the Loan Agreement as Exhibit 99.1 to its Current Report on Form 8-K filed with the SEC on July 1, 2016.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired as scheduled at 12:00 midnight, Eastern Time, at the end of the day on Wednesday, February 7, 2018 (such date and time, the “Expiration Time”). Citibank, N.A., the depositary for the Offer (the “Depositary”), advised that, as of the Expiration Time, 57,372,887 Shares had been validly tendered (excluding all Shares delivered pursuant to guaranteed delivery instructions for which certificates have not yet been delivered) and not properly withdrawn pursuant to the Offer, representing approximately 84.71% of the outstanding Shares as of the Expiration Time. In addition, the Depositary advised that, as of the Expiration Time, Notices of Guaranteed Delivery had been delivered for 3,453,623 Shares, representing approximately 5.10% of the outstanding Shares as of the Expiration Time. Accordingly, the minimum tender condition to the Offer was satisfied. As a result of the satisfaction of the foregoing condition and each of the other conditions to the Offer, on February 8, 2018, Purchaser accepted for payment all Shares that were validly tendered and not properly withdrawn pursuant to the Offer.

On February 8, 2018, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Purchaser was merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”) and pursuant to the terms and conditions of the Merger Agreement, each outstanding Share, other than any Shares owned by Parent, Purchaser, or the Company or any of their respective wholly owned subsidiaries, or by stockholders who have validly exercised their appraisal rights under the DGCL, was canceled and converted into the right to receive an amount in cash equal to the Offer Price, payable to the holder thereof on the terms and subject to the conditions set forth in the Merger Agreement.

Each stock option outstanding immediately prior to the Effective Time, whether or not vested, became fully exercisable immediately prior to the Effective Time. To the extent not exercised prior to the Effective Time, each stock option was converted into the right to receive the excess, if any, of the Offer Price over the exercise price per share of the stock option, multiplied by the number of Shares subject to the stock option. Each restricted stock unit outstanding immediately prior to the Effective Time was automatically accelerated and vested in full and was canceled and the holder became entitled to receive the Merger Consideration multiplied by the number of Shares subject to such restricted stock unit. Each warrant to purchase Shares immediately prior to the Effective Time was canceled and the holder became entitled to receive the excess, if any, of the Offer Price over the exercise price per share of the warrant, multiplied by the number of Shares subject to such warrant. The aggregate consideration paid by Parent and Purchaser in the Offer and Merger was approximately $1.9 billion, without giving effect to related transaction fees and expenses or cash on hand of the Company. Parent provided Purchaser with sufficient cash to consummate the Offer and the Merger.

The foregoing summary of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on December 22, 2017 and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) on February 8, 2018 that the Merger was consummated, and requested that the trading of Shares on Nasdaq be halted prior to market open on February 8, 2018 and that such trading be suspended and the listing of the Shares on Nasdaq be removed, in each case, prior to market open on February 8, 2018. In addition, the Company requested that Nasdaq file with the SEC an application on Form 25 to delist the Shares from Nasdaq and to deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a certification on Form 15 with the SEC to cause the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act to be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introduction, Items 2.01, 3.01, 5.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer, a change of control of the Company occurred on February 8, 2018. As a result of the consummation of the Merger pursuant to Section 251(h) of the DGCL on February 8, 2018, the Company is now a wholly owned subsidiary of Parent.

The information disclosed under Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, the directors of Purchaser immediately prior to the Effective Time, Bruce Resnick and Sean A. Johnston, became the directors of the Company until the earlier of their resignation or removal or until their respective successors are duly designated, as the case may be, and each of James Bristol, Ph.D., Alexander Casdin, Heinrich Dreismann, Ph.D., James Freddo, M.D., Steven Hoerter and Jonathan E. Lim, M.D. voluntarily resigned as directors of the Company. In accordance with the terms of the Merger Agreement, each of Jonathan E. Lim, M.D., Zachary Hornby, Jacob Chacko, M.D., Christian V. Kuhlen, M.D., William McCarthy, Pratik Multani, M.D. and Valerie Harding Start, Ph.D. ceased serving as officers of the Company. Effective as of the effective time of the Merger, the officers of Purchaser, Bruce Resnick and Sean A. Johnston, became the initial officers of the Company and the following additional initial officers were also appointed and, in the case of Zachary Hornby, reappointed, as follows: Sean A. Johnson, President and Secretary; Bruce Resnick, Vice President and Treasurer; Zachary Hornby, Chief Operating Officer and Vice President; Leah Jaffe-Greenwood, Vice President; Luca Scavo, Vice President; Edward Harrington, Vice President; and Gerald Bohm, Assistant Secretary.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of the Company were amended and restated in their entirety in the forms filed as Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated by reference herein.

Item 8.01.	Other Events.

On February 8, 2018, the Company and Roche Holding Ltd, the ultimate parent company of Parent, issued a joint media release relating to the expiration of the Offer and the anticipated consummation of the Merger. A copy of the media release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 21, 2017, by and among Ignyta, Inc., Roche Holdings, Inc. and Abingdon Acquisition Corp. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, event date December 21, 2017, filed with the SEC on December 22, 2017).

3.1	Amended and Restated Certificate of Incorporation of Ignyta, Inc.

3.2	Amended and Restated Bylaws of Ignyta, Inc.

99.1	Joint Media Release issued by Roche and Ignyta, Inc. on February 8, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2018	IGNYTA, INC.

	By:	/s/ Jonathan E. Lim, M.D.
	Name:	Jonathan E. Lim, M.D.
	Title:	President and Chief Executive Officer